CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 333-06127, No. 333-49472 and No. 333-101268 of
MDU Resources Group, Inc. (the Company) on Form S-3, and No. 33-54486, No. 333-27879, No. 333-27877, No. 333-33186, No. 333-
33184, No. 333-70622, No. 333-62900 and No. 333-84844 on Form S-
8 of our reports dated January 24, 2003 appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 28, 2003